BUCHALTER, NEMER, FIELDS & YOUNGER
A Professional Corporation
DENNIS D. MILLER (#138669)
JAMES B. WRIGHT (#063241)
333 Market Street, 29th Floor
San Francisco, California  94105-2130
Telephone: (415) 227-0900
Facsimile: (415) 227-0770

Attorneys for Plaintiff
PHOENIX LEASING INCORPORATED



                          SUPERIOR COURT OF CALIFORNIA

                                COUNTY OF MARIN


PHOENIX LEASING INCORPORATED, a
California corporation,

               Plaintiff,

v.

RANGER INTERNATIONAL, INC., a                     Case No. 168802
Florida corporation, aka and dba IMAGICA
ENTERTAINMENT, INC., a Florida                    COMPLAINT FILED: 10/10/96
corporation; ROBERT WORMSER, aka
ROBERT S. WORMSER, an individual, and             AMENDED JUDGMENT BY COURT
DOES 1-10, inclusive,                             AFTER DEFAULT; EXHIBIT 1

               Defendants.

-----------------------------------------


     The defendants Robert Wormser, aka Robert S. Wormser, an individual, and Ranger International, Inc., a Florida corporation, aka and dba Imagica Entertainment, Inc., a Florida corporation were served with copies of the summons and complaint and failed to appear and answer plaintiff Phoenix Leasing Incorporated's ("Phoenix") complaint within the time allowed by law. The default of said defendants has been duly entered upon the application of plaintiff to this Court.

     Phoenix applied to this Court and was granted a several judgment against Robert Wormser and reserving its rights to amend the judgment against Ranger International, Inc., in the event of the dismissal of Ranger's bankruptcy case. After considering Phoenix's ex parte application, the declarations in support thereof, the Court finds good cause to enter the following amended judgment.

     1. IT IS HEREBY ORDERED, ADJUDGED AND DECREED that plaintiff Phoenix Leasing Incorporated ("Phoenix") shall recover from defendants Robert Wormser, aka Robert S. Wormser, an individual, and Ranger International, Inc., a Florida corporation, aka and dba Imagica Entertainment, Inc., a Florida corporation, a judgment in the sum of 51,388.63, plus attorneys' fees in the sum of $14,278.33 plus costs of suit incurred in the sum of $885.86 for a total amended judgment of $66,552.82 with interest accruing at the legal rate until payment in full.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that plaintiff, Phoenix, is entitled to the possession of all equipment leased pursuant to Equipment Lease Agreement No. 112AB-ILL-2005701 dated August 12, 1991 and accompanying Addendum including, but not limited to, the equipment described in Exhibit 1 attached hereto (the "Equipment"), and incorporated herein by this reference. Phoenix may sell and/or re-lease said Equipment. The net proceeds of said sale, and/or said re-lease, after deduction of reasonable expenses of retaking, holding, preparing for sale, selling and the like, shall be applied to the judgment.

     IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the levying officer may enter the following private place, to wit: 1518 SW 12th Avenue, Ocala, FL 32678-2121 to take possession of the above-described Equipment.

Dated:
                                              ----------------------------------
                                              JUDGE OF THE SUPERIOR COURT

                                   EXHIBIT 1

1    Viking LS-52X192" Long Stroke Printer with Takeoff S/N 26595-00

1    Model 60-20 Aerojet Class II Dryer, 230V,30'Feed, 10, Del. SN 18578